Exhibit 1.1

Enerkem Inc.

Common Shares

Underwriting Agreement

[     ], 2012

Goldman, Sachs & Co.,

Credit Suisse Securities (USA) LLC,

BMO Capital Markets Corp.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Enerkem Inc., a corporation incorporated under the laws of Canada (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [    ] common shares (the “Firm Shares”) and, at the election of the Underwriters, up to [    ] additional common shares (the “Optional Shares”) in the share capital of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Firm Shares purchased by them under this Agreement, up to [    ] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”) by Credit Suisse Securities (USA) LLC, with respect to Firm Shares sold in the United States, and BMO Nesbitt Burns Inc., a Canadian affiliate of BMO Capital Markets Corp., with respect to Firm Shares sold in Canada (the “Designated Underwriters”), as set forth in the Prospectuses (as defined herein) under the heading “Underwriting” (the “Directed Share Program”).The Firm Shares to be sold by the Designated Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectuses. As of the date hereof, the authorized share capital of the Company consists of an unlimited number of Class A common shares, 125,424 Class B common shares, an unlimited number of Class C common shares, an unlimited number of Class D common shares issuable in series, an unlimited number of Class A preferred shares issuable in series and unlimited number of Class B preferred shares issuable in series.  Effective immediately prior to the closing of the offering contemplated by this Agreement, as described in the Prospectuses (as defined herein): (i) the Class A preferred shares and the Class B preferred shares of the Company will convert automatically into Class A common shares at the applicable conversion ratio, (ii) the Class B and Class C common shares of the Company will convert automatically into Class A common shares on a one-for-one basis and (iii) the articles of the Company will be amended so as to, among other things, (A) delete the Class B common shares as a class, the Class C common shares as a class, the Class D common shares as a class, the Class A preferred shares as a class and the Class B preferred shares as a class, (B) re-designate the Class A common shares as “common shares” and (C) create an unlimited number of preferred shares issuable in series.

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           A registration statement on Form F-1 (File No. 333-179332) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(e) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “U.S. Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the

Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           A preliminary base PREP prospectus, any amended and restated preliminary base PREP prospectus and a final base PREP prospectus in respect of the Shares, in each case in the English and French languages and, with respect to the final base PREP prospectus, omitting the PREP information (as hereinafter defined) have been filed with the securities commission or corresponding regulatory authority (collectively, the “Canadian Securities Regulatory Authorities”) in each of the Provinces and Territories of Canada (collectively, the “Canadian Qualifying Jurisdictions”), including with the Autorité des marchés financiers (the “Reviewing Authority”), and the Company has obtained receipts from the Reviewing Authority for such preliminary and final base PREP prospectuses (which evidences a receipt from the Ontario Securities Commission) and receipts for such preliminary and final base PREP prospectuses are deemed to have been issued by the Canadian Securities Regulatory Authorities in each of the Canadian Qualifying Jurisdictions (other than the provinces of Québec and Ontario), in accordance with the rules and procedures established pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport System”) and National Instrument 44-103 - Post-Receipt Pricing (together with the Passport System, the “PREP Procedures”) in the form heretofore delivered to you for each of the Underwriters (together with all documents filed in connection therewith), and in compliance with all applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable published policy statements, blanket orders and rulings of the Canadian Securities Regulatory Authorities and all discretionary orders or rulings, if any, of the Canadian Securities Regulatory Authorities made in connection with the transactions contemplated by this Agreement (collectively, the “Canadian Securities Laws”); no other document with respect to such preliminary base PREP prospectus, amended and restated preliminary base PREP prospectus or final base PREP prospectus or amendments thereto, has heretofore been filed or transmitted for filing with the Canadian Securities Regulatory Authorities and no order having the effect of ceasing or suspending the distribution (as hereinafter defined) of the Shares has been issued by any Canadian Securities Regulatory Authority and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Regulatory Authority. The Company has conformed with all Canadian Securities Laws required to be complied with by the Company to qualify the distribution of the Shares as contemplated hereby (including the requirements to be eligible to use the PREP Procedures) in each of the Canadian Qualifying Jurisdictions except for the filing of the supplemented Canadian Prospectus. The preliminary base PREP prospectus and any amended and restated preliminary base PREP prospectus in the English and French languages, as the same may have been amended, filed with the Canadian Securities Regulatory Authorities and for which a receipt under the Passport System has been obtained, being hereinafter called the “Canadian Preliminary Prospectus” and the final base PREP prospectus in the English and French languages thereto filed with the Canadian Securities Regulatory Authorities and for which a receipt under the Passport System has been obtained, being hereinafter called the “Canadian

Prospectus”; provided that, from and after the time the supplemented Canadian Prospectus (containing the PREP information) is filed with the Canadian Securities Regulatory Authorities in accordance with Section 5(a) hereof, any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as so supplemented; and, notwithstanding the foregoing, the supplemented Canadian Prospectus in the English and French languages setting forth the PREP information is hereinafter referred to as the “supplemented Canadian Prospectus”; the information included in the supplemented Canadian Prospectus that is omitted from the Canadian Prospectus but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Prospectus on the date of the supplemented Canadian Prospectus is referred to as the “PREP information”; and “distribution” means “distribution” or “distribution to the public” of the Shares as those terms are defined under Canadian Securities Laws. The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively called the “Prospectuses”;

(c)           On the date of this Agreement, each Registration Statement, U.S. Prospectus, Canadian Prospectus, Pricing Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the U.S. Prospectus, Canadian Prospectus, Pricing Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(d)           No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus or any Canadian Preliminary Prospectus has been issued by the Commission or any Canadian Securities Regulatory Authority and no proceedings for these purposes have been instituted or are pending or to the Company’s knowledge, are contemplated, and each U.S. Preliminary Prospectus and Canadian Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable, and in the case of the U.S. Preliminary Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of the Canadian Preliminary Prospectus contained no misrepresentation (as that term is defined under Canadian Securities Laws) and constituted full, true and plain disclosure of all material facts relating to the Shares; provided, however, that these representations and warranties made in this Section 1(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)           For the purposes of this Agreement, the “Applicable Time” is [      :      ] [    ]m (Eastern time) on the date of this Agreement.  The Pricing Prospectus and the Canadian Prospectus, as of the Applicable Time, when considered together with the public offering price per Share and the number of Shares offered, each as set forth on the cover page of the U.S. Prospectus (collectively, when considered with the Pricing Prospectus and the Canadian Prospectus, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties made in this Section 1(e) shall not apply to statements or omissions made in the Pricing Prospectus or in any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)            The Registration Statement conforms, and the Prospectuses and any further amendments or supplements to the Registration Statement and the Prospectuses will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the requirements of Canadian Securities Laws, as applicable, and do not and will not, as of the applicable effective date (i) as to each part of the Registration Statement and as of the applicable filing date as to the U.S. Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) as to the Canadian Prospectus, as of the applicable filing date, is true and correct in all material respects and contains no misrepresentation (as that term is defined under Canadian Securities Laws), constitutes full, true and plain disclosure of all material facts relating to the Company and its subsidiaries and the Shares as required by Canadian Securities Laws; provided, however, that the representations and warranties in this Section 1(f) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(g)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and the Canadian Prospectus, there has not been (i) any change in the share capital (other than as a result of share transfers, share dividend payments, the exercise or vesting of share options or warrants or the award or cancellation of options in the ordinary course of business pursuant to the Company’s option plan described in the Pricing Prospectus ) or long-term debt of the Company or any of its subsidiaries, except for regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries (which, for the avoidance of doubt, includes Enerkem Alberta Biofuels LP), taken as a whole (a “Material Adverse Effect”), in either case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus;

(h)           The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property (other than Intellectual Property, which is covered by Section 1(z) hereof) owned by them, in each case free and clear of all liens, mortgages, hypothecs, security interests, claims, restrictions or other encumbrances and defects except such as are described in the Pricing Prospectus and the Canadian Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Canada, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to qualify would not, be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and each of its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, as applicable;

(j)            The Company has an authorized share capital as set forth in the Pricing Prospectus and the Canadian Prospectus and all of the issued shares of the Company’s share capital have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Company’s share capital contained in the Pricing Prospectus and the U.S. Prospectus and the Canadian Prospectus; and all of the issued shares of share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as are described in the Pricing Prospectus and the Canadian Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, hypothecs, encumbrances, equities or claims of any kind;

(k)           The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Company’s share capital contained in the Prospectuses;

(l)            The Shares have been approved for listing on the Nasdaq Stock Market Inc.’s Global Market (the “NASDAQ”), subject to notice of issuance, and the Shares have been conditionally approved for listing on the Toronto Stock Exchange (the “TSX”), subject only to the conditions set forth in the TSX’s conditional approval letter dated [  ], 2012; the uncertificated form and the terms of the common shares of the Company’s share capital have been approved and adopted by the board of directors of the Company and do not conflict with any applicable laws or the rules of NASDAQ or the TSX;

(m)          The issue and sale of the Shares to be sold by the Company and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (x) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act of the Shares, (B) the filing of the supplemented Canadian Prospectus with the Canadian Securities Regulatory Authorities, and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, Blue Sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”), and NASDAQ and the TSX in connection with the purchase and distribution of the Shares by the Underwriters and (y) no authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made;

(n)           Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation or By-laws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

(o)           The statements set forth in the U.S. Prospectus and the Canadian Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Company’s share capital, under the caption “United States and Canadian Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize the matters referred to therein in all material respects;

(p)           Other than as set forth in the Pricing Prospectus and the Canadian Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(q)           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)            The Company is a foreign private issuer within the meaning of Rule 405 under the Securities Act. The Company is not an “ineligible issuer” as defined under Rule 405 under the Securities Act;

(s)           KPMG LLP, who has audited the consolidated financial statements of the Company, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder and Section 161 of the Canada Business Corporations Act and there has not been any disagreement (within the meaning of Section 4.11 of National Instrument 51-102 — Continuous Disclosure Obligations) with KPMG LLP with respect to audits of the Company;

(t)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act and in Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards (“IFRS”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(u)           The financial statements (including the related notes and any supporting schedules, if any) of the Company and its consolidated subsidiaries included in the U.S. Preliminary Prospectus, the Pricing Prospectus, the Canadian Preliminary Prospectus, the Prospectuses and the Registration Statement comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, in each case in conformity with IFRS, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Canadian Securities Laws, have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby;

(v)           Since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act and in Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings) that are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure;

(x)            The Company and each of its subsidiaries maintains insurance against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, customary in the businesses in which they are engaged; within the past 3 years, neither the Company nor any of its subsidiaries has been refused any insurance coverage applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(y)           Except as described in the Pricing Prospectus and the Canadian Prospectus, (i) the Company and each of its subsidiaries own, possess, license or have other rights (free and clear of all liens and licenses) to use all patents, patent applications, trademarks and service marks, certification marks, business names, trade names, works of authorship, copyrights, inventions, processes, trade secrets, technology, software, know-how, confidential or proprietary information and other intellectual property, including provisionals, divisions, continuations, continuations-in-part, re-examinations, re-issues, registrations, applications, renewals, foreign counterparts and equivalent protections with respect to any of the foregoing (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectuses to be conducted; (ii) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (“Action”) by any person relating to any such Intellectual Property; and (iv) the Intellectual Property has at all times been subjected to commercially appropriate security controls by the Company and each of its subsidiaries so as to restrict the use and disclosure of the Intellectual Property; except, with respect to clauses (i), (ii), (iii) and (iv), as would not be reasonably expected to have a Material Adverse Effect;

(z)            Except as described in the Pricing Prospectus and the Canadian Prospectus, the Company and its subsidiaries possess all material licenses, certificates, authorizations and permits (collectively, the “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, provincial, state, municipal or foreign or other regulatory authorities or bodies, which are necessary for and material to the ownership of their respective properties or the conduct of their respective businesses now operated by them except, in each case, where the failure to possess a Governmental License or to make any such declarations or filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the material Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License;

(aa)         Except as described in the Pricing Prospectus and the Canadian Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, provincial, state, municipal and local laws, statutes, directives, regulations, policies and guidelines relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, certificates of authorization, certificates of approval, licenses or other approvals required of them under applicable Environmental Laws (the “Environmental Permits”) to conduct their respective businesses as they are presently being conducted and (iii) are and have been in compliance with all terms and conditions of any such Environmental Permits, except in each case where such failure to be in compliance with Environmental Laws or to obtain or to be in compliance with an Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)         To the Company’s knowledge, there are no material costs or liabilities associated with Environmental Laws (including without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Environmental Permits, any related constraints on operating activities and potential liabilities to third parties) other than as set forth in the Pricing Prospectus and the Canadian Prospectus;

(cc)                            To the Company’s knowledge based on reasonable inquiry and investigation and except as described in the Pricing Prospectus and the Canadian Prospectus, neither the Company nor any of its subsidiaries (i) owns, operates or has custody of any real property contaminated with any substance for which the Company would reasonably likely be required to undertake remediation pursuant to Environmental Laws, (ii) has incurred any liability under Environmental Laws for any off-site disposal or contamination of hazardous or toxic substances or wastes or pollutants or contaminants, (iii) is subject to any written claim relating to any violation by the Company or any of its subsidiaries of any Environmental Laws, or (iv) is aware of any pending investigation which reasonably would be anticipated to result in a claim described in clause (iii); in the case of each of clauses (i) through (iv), where such ownership or operation, liability, written claim or pending investigation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(dd)                          The Company and each of its subsidiaries have timely filed all federal provincial, state and local and foreign tax returns required to be filed through the date hereof and all such returns are complete and correct in all material respects.  The Company and each of its subsidiaries have paid all taxes, penalties and interest, assessments, fees and other charges due thereon, other than (1) those that are being contested in good faith by appropriate proceedings and for which reserves have been provided in accordance with IFRS or (2) those currently payable without penalty or interest, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries; and since the date of the most recent financial statements, the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business and there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or its subsidiaries other than liens incurred in the ordinary course of business for taxes that are not yet due and payable or that are contested in good faith;

(ee)                            No labor disturbance by or material dispute with employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company, is contemplated or threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, contractors or customers that if it occurred would be reasonably likely to have a Material Adverse Effect;

(ff)                                No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code except where failure to so be in compliance would not be reasonably expected to have a Material Adverse Effect; none of the Company, any of its subsidiaries, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has incurred or reasonably expects to incur any material liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA; and each such employee benefit plan that is intended to be qualified under Section 401(a) of the Code or to be qualified or registered under any other applicable law is so qualified or registered and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification or registration;

(gg)                          The Company reasonably believes it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, as of the end of the Company’s most recent tax year;

(hh)                          There are no business relationships, related-party transactions or off-balance sheet transactions involving the Company or any of its subsidiaries or any other person required to be described pursuant to Item 404 of Regulation S-K in the Registration Statement or the Prospectuses which have not been described as required; and there are no contracts or other documents that are required to be described in the Prospectuses or filed as exhibits to the Registration Statement by the Securities Act or the rules and regulations of the Commission thereunder that have not been so described or so filed as exhibits;

(ii)                                  Except as described in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or to file a prospectus under Canadian Securities Laws with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, qualified in the offering to which the Canadian Prospectus relates or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act or any prospectus filed by the Company under Canadian Securities Laws. The holders of outstanding shares of the Company’s share capital are not and will not be, entitled to preemptive or other rights to subscribe for the shares of the share capital of the Company, including after exercise or conversion of any security or right to acquire any security;

(jj)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) the Corruption of Foreign Public Official Act (Canada); or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(kk)                            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any Money Laundering Law is pending or, to the knowledge of the Company, threatened;

(ll)                                  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(mm)                      Except as described in the Pricing Prospectus and the Canadian Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(nn)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(oo)                          Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of U.S. federal securities law;

(pp)                          The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Prospectuses will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(qq)                          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the

Prospectuses is not based on or derived from sources that are reliable and accurate in all material respects; and

(rr)                                The Company has not offered or sold, or caused the Underwriters to offer or sell, any Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.                                       Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[    ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

As soon as practicable after the execution and delivery of this Agreement (but in any event not later than 48 hours prior to the First Time of Delivery (as defined in Section 4 hereof) the Underwriters will deliver to the Company a notice specifying the respective aggregate numbers of Firm Shares sold (i) in the United States (the “U.S. Shares Number”) and (ii) in Canada or elsewhere outside the United States (the “Canadian Shares Number”), which numbers shall total [   ]. The “Firm U.S. Aggregate Price” shall equal the product of (x) U.S. $[   ] and (y) the U.S. Shares Number, and shall be paid in U.S. dollars. The “Firm Canadian Aggregate Price” shall equal the product of (x) C$[   ] and (y) the Canadian Share Number, and shall be paid in Canadian dollars.

The Company hereby grants to the Underwriters the right to purchase at their election up to [   ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth (i) the aggregate number of Optional Shares to be purchased, (ii) the aggregate number of such Optional Shares sold in the United States (the “U.S.

Optional Shares Number”), (iii) the aggregate number of such Optional Shares sold in Canada or elsewhere outside the United States (the “Canadian Optional Share Number”) and (iv) the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                                       Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectuses.

4.                                       (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [    ], 2012 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at [   :   ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Montréal, Québec are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)                                  To prepare the U.S. Prospectus and supplemented Canadian Prospectus in forms approved by you and to file such U.S. Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act and to file such supplemented Canadian Prospectus (containing the PREP information) in accordance with the PREP Procedures with each of the Canadian Securities Regulatory Authorities as soon as possible and in any event not later than such Canadian Securities Regulatory Authorities’ close of business on the second business day following the execution and delivery of this Agreement and to take all other steps and proceedings that may be necessary to qualify the Shares for distribution and sale to the public in each of the Canadian Qualifying Jurisdictions, through investment dealers or brokers registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such applicable laws; to make no further amendment or any supplement to the Registration Statement, the U.S. Prospectus or the Canadian Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the U.S. Prospectus or the Canadian Prospectus has been filed and to furnish you with copies thereof (including, in the case of any supplemented or amended Canadian Prospectus, in the English and French languages) and to deliver to the Underwriters all signed and certified copies of any such supplemented or amended Canadian Prospectus in the English and French languages along with all documents similar to those referred to in sub-sections 5(b)(i), (ii), (iii) and (iv) and such other documents as the Underwriters may reasonably request; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act and with the Canadian Securities Regulatory Authorities pursuant to Canadian Securities Laws; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any of the Canadian Securities Regulatory Authorities of any stop order or of any order preventing or suspending the use of the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any written communication received by the Company from the Commission, any Canadian Securities Regulatory Authority, NASDAQ, the TSX or any governmental authority or of any request by the Commission or any of the Canadian Securities Regulatory Authorities for the amending or supplementing of the Registration Statement, the U.S. Prospectus or the Canadian Prospectus, as applicable, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification (including, with respect to the Canadian Prospectus, the eligibility to use the PREP Procedures), to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                 To deliver to the Underwriters contemporaneously, as nearly as practicable, with the execution and delivery of this Agreement: (i) a copy of the Canadian Preliminary Prospectus and the Canadian Prospectus in each of the French and English language signed and certified as required by Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions; (ii) a copy of all such documents and certificates that were filed with the Canadian Preliminary Prospectus and the Canadian Prospectus under Canadian Securities Laws; (iii) an opinion of the auditors of the Company, KPMG LLP (or other accountants affiliated with the auditors of the Company, KPMG LLP, reasonably acceptable to the Underwriters), addressed to the Underwriters and their counsel, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus, in form and substance reasonably satisfactory to the Underwriters and their counsel, to the effect that the French language version of the following sections of the Canadian Preliminary Prospectus and the Canadian Prospectus: (A) “Summary Consolidated Financial Data”, appearing in the Prospectus Summary; (B) “Capitalization”; (C) “Selected Consolidated Financial Data”; (D) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (E) “Auditor’s Consent”; (F) “Index to Consolidated Financial Statements”; (G) “Report of Independent Registered Public Accounting Firm” and (H) audited or unaudited consolidated financial statements and notes thereto, included in the Canadian Preliminary Prospectus or the Canadian Prospectus of the Company, together with the notes thereto and the Report of Independent Registered Public Accounting Firm thereon (all of the foregoing collectively referred to as the “Financial Information”) are, in each case, in all material respects a complete and proper translation of the English language version thereof; (iv) an opinion of Stikeman Elliott LLP addressed to the Underwriters and their counsel, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus, in form and substance reasonably satisfactory to the Underwriters and their counsel, to the effect that, except for the Financial Information, the French language version of each of the Canadian Preliminary Prospectus and the Canadian Prospectus is in all material respects a complete and proper translation of the English language version thereof; and (v) a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX, subject to the satisfaction of the conditions set out therein. The deliveries set forth in (i) shall also constitute the Company’s consent to the Underwriters’ use of the Canadian Prospectus for the distribution of the Shares in the Canadian Qualifying Jurisdictions in compliance with the provisions of this Agreement;

(c)                                  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)                                 To use reasonable efforts to furnish to the Underwriters as soon as practicable after the date of this Agreement, but no later than 4:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the U.S. Prospectus in New York City, and to use reasonable efforts to furnish to the Underwriters as soon as practicable after the date of this Agreement, but no later than 4:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Canadian Prospectus in the English and French languages in Montréal, Québec, each in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to (with respect to the U.S. Prospectus) the expiration of nine months after the time of issue of the U.S. Prospectus in connection with the offering or sale of the Shares and the completion of the distribution of such Shares or (with respect to the Canadian Prospectus) the completion of the distribution of such Shares, and if at such time (i) any event shall have occurred as a result of which the Prospectuses as then amended or supplemented (a) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses (or in lieu thereof, as applicable, the notice referred to in Rule 173(a) under the Securities Act) are delivered, not misleading, or (b) would render the Prospectuses or any supplement or amendment thereto misleading or untrue in whole or in part or would result in a misrepresentation (as such term is defined under Canadian Securities Laws), or (ii) if for any other reason it shall be necessary during such same period to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the Securities Act or the Canadian Securities Laws, as applicable, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended U.S. Prospectus or Canadian Prospectus (in the English and French languages), as the case may be, or a supplement to the U.S. Prospectus or Canadian Prospectus (in the case of a supplement to the Canadian Prospectus, in the English and French languages), as the case may be, or a supplement to the Prospectuses which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectuses, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Securities Act or an amended or supplemented Canadian Prospectus in the English and French languages and complying with Canadian Securities Laws;

(e)                                  To promptly (and in any event within any applicable time limitation) comply with all legal requirements under the Securities Act, Canadian Securities Laws, including Section 25 of the Securities Act (Québec) and the comparable provisions of the other Canadian Securities Laws, and the rules and by-laws governing the NASDAQ and TSX required as a result of an event described in subsection 5(d) in order to continue to qualify the distribution of the Shares in each of the Canadian Qualifying

Jurisdictions and the offering of the Shares in the United States pursuant to this Agreement and to prepare and file to the satisfaction of the Underwriters any amendment or supplement to the Registration Statement, U.S. Prospectus and Canadian Prospectus which, in the opinion of the Underwriters, may be necessary or advisable. In addition to the provisions of subsection 5(d) above, the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in subsection 6(c) which is of such a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under subsection 5(d) and will consult with the Underwriters with respect to the form and content of any such supplement or amendment proposed to be filed by the Company, it being understood and agreed that no such supplement or amendment will be filed with the Commission or any Canadian Securities Regulatory Authority prior to the review and approval by the Underwriters and their counsel. The Company shall also cooperate in all respects with the Underwriters and their counsel to allow and assist the Underwriters to participate in the preparation of any such supplement or amendment and to conduct all due diligence investigations which the Underwriters deem appropriate in order to fulfill their obligations as underwriters and to enable the Underwriters to responsibly execute any certificate related to such supplement or amendment required to be executed by them;

(f)                                    To make generally available to its securityholders, as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                 During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectuses (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than a registration statement on Form S-8) relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase common shares of the share capital of the Company or any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares of the share capital of the Company or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares of the share capital of the Company or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares of the share capital of the Company or such other securities, in cash or otherwise, without your prior written consent;  provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each shareholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 8(n) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder by the Company, (b) the issuance by the Company of common shares of the share capital of the Company upon the exercise of an option to purchase common shares of the share capital of the Company granted under the Company’s existing stock option and incentive plans as described in the Pricing Prospectus and the Canadian Prospectus, the grant of options to purchase common shares of the share capital of the Company and restricted share awards to employees, consultants, advisors, officers or directors of the Company under the Company’s existing stock option and incentive plans as described in the Pricing Prospectus and the Canadian Prospectus, the issuance of common shares of the share capital of the Company upon exercise of a warrant, or the conversion or exchange of a security outstanding on the date hereof or (c) the issuance of up to an aggregate of 5% of the common shares of the share capital of the Company to be outstanding immediately following the sale of the Shares pursuant to this Agreement in connection with an acquisition by the Company or one or more of its subsidiaries of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise; provided, however, that in each case of (b) and (c) of this paragraph, the issuance of such common shares of the share capital of the Company by the Company be subject to the condition that each recipient of such shares has previously signed a lock-up agreement substantially to the effect set forth in Section 8(n) hereof for the remainder of the Lock-Up Period.

(h)                                 During a period of three years from the effective date of the Registration Statement, to furnish its shareholders as soon as practicable after the end of each fiscal year an annual report (including a statement of financial position and statements of comprehensive operation, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement and the filing of the supplemented Canadian Prospectus), to make available to its shareholders (which may be satisfied by filing with the Commission’s EDGAR System and on the System for Electronic Document Analysis and Retrieval (the “SEDAR System”)) consolidated summary financial information of the Company for such quarter in reasonable detail;

(i)                                     During a period of three years from the effective date of the Registration Statement, to furnish or make available to you (which may be satisfied by filing with the Commission’s EDGAR System) copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any Canadian Securities Regulatory Authority or any national securities exchange on which any class of securities of the Company is listed (other than those reports or financial statements that are publicly available through the Commission’s EDGAR System and the SEDAR System); and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), provided that no such additional information shall be required except (assuming the Company were subject to Regulation FD) to the extent the disclosure of additional information would not result in a violation of Regulation FD (without requiring new disclosure to third parties in order to avoid violation of Regulation FD), provided further that the Company may satisfy the requirements of this paragraph by posting any such information on its website;

(j)                                     To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”;

(k)                                  To use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ and on the TSX;

(l)                                     To file with the Commission such information as may be required by Rule 463 under the Securities Act;

(m)                               If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(n)                                 Upon the reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(o)                                 In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriters will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time;

(p)                                 The Company will pay all reasonable fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties or similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program; and

(q)                                 The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.                                       (a)                                  The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives, is listed on Schedule II hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act, the qualification of the Shares for distribution by prospectus under Canadian Securities Laws and all other expenses in connection with the preparation, translation, printing, reproduction and filing of the Registration Statement, any U.S. Preliminary Prospectus, any Canadian Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectuses and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state and Canadian Securities Laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on NASDAQ and TSX; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all taxes arising as a result of the sale and delivery of the Shares by the Company to or for the account of the Underwriters, including any Canadian withholding tax (but excluding (A) any Canadian income tax on the income of any Underwriter whose net income is otherwise subject to tax by Canada or any jurisdiction thereof and (B) any withholding, transfer or other tax in connection with the sale or transfer of shares by or for the account of an Underwriter) asserted against an Underwriter by reason of the sale of a Share by the Company to the Underwriters pursuant to this Agreement; (x) all costs and expenses incurred by the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the shares, including without limitation, fees and expenses of any consultants engaged in connection with the road show presentations, travel and such consultants (it being understood that the Company and the Underwriters shall each bear half of the costs, respectively, associated with the cost of the aircraft and other transportation chartered in connection with the road show); and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the Company shall not be obligated to pay the fees (excluding reasonable and documented disbursements) of counsel to the Underwriters related to the matters set forth in clauses (iii) and (v) above to the extent such fees exceed, in the aggregate, $50,000.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; the supplemented Canadian Prospectus shall have been filed with the Canadian Securities Regulatory Authorities in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the U.S. Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Shares shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Securities Regulatory Authority or the TSX; and all requests for additional information on the part of the Commission or any Canadian Securities Regulatory Authority shall have been complied with to your reasonable satisfaction;

(b)                                 Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, each dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  McCarthy Tétrault LLP, Canadian counsel for the Underwriters, shall have furnished to you such written opinion dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)                                 Cooley LLP, U.S. counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, dated such Time of Delivery, in the form satisfactory to you;

(e)                                  Stikeman Elliott LLP, Canadian counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery and addressed to the Underwriters and their counsel, in the form satisfactory to you;

(f)                                    Stikeman Elliott LLP shall have furnished to you its written opinion, dated such Time of Delivery and addressed to the Underwriters and their counsel, regarding compliance with all the laws of the Province of Québec relating to the use of the French language in connection with the documents to be delivered to purchasers in the Province of Québec (including the Canadian Prospectus, any amendment or supplement thereto and forms of order and confirmation) in form and substance reasonably satisfactory to you;

(g)                                 Stikeman Elliott LLP shall have furnished to you its written opinion, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus and addressed to the Underwriters and their counsel, to the effect that the French language version of the Canadian Preliminary Prospectus and the Canadian Prospectus, except for the Financial Information, as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof in form reasonably satisfactory to you;

(h)                                 KPMG LLP shall have furnished to you its written opinion, dated the date of the Canadian Preliminary Prospectus and the date of the Canadian Prospectus and addressed to the Underwriters and counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus and the Canadian Prospectus is, in all material respects, a complete and proper translation of the English language version thereof, in form reasonably satisfactory to you;

(i)                                     On the date of the U.S. Prospectus and the Canadian Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement or amendment to the Canadian Prospectus filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(j)                                     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Canadian Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Canadian Prospectus there shall not have been any change in the share capital (other than as a result of share transfers, share dividend payments, the exercise and vesting of share options or warrants or the award or cancellation of share options in the ordinary course of business pursuant to the Company’s option plan described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries (except for regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Canadian Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the U.S. Prospectus and the Canadian Prospectus;

(k)                                  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(l)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ or on the TSX; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ or on the TSX; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or Canadian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectuses;

(m)                               The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ and conditionally approved for listing on the TSX;

(n)                                 The Company shall have obtained and delivered to the Underwriters executed copies of a lockup agreement from directors, officers and other shareholders of the Company named on Schedule III hereto, substantially to the effect set forth in Section 5(g) hereof in form and substance reasonably satisfactory to you;

(o)                                 The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(p)                                 The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as you may reasonably request.

9.                                       (a)                                  The Company will indemnify and hold harmless each Underwriter and their affiliates described in the second paragraph of Section 14 against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or not misleading in the light of the circumstances under which they were made, or arise out of or are based upon a misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission, or misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

The Company agrees to indemnify and hold harmless the Designated Underwriters and their affiliates and each person, if any, who controls any Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or not misleading in light of the circumstances in which they were made, or arise out of or are based upon a misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement, or omission or alleged omission, or misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws was made in the Registration Statement, any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Pricing Prospectus or the Prospectuses, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Entities. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectuses.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement or the Prospectuses as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.                                 (a)                                  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectuses, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectuses which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: LCD-IBD;  and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement or the Prospectuses, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’

Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., at 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010, Attention: LCD-IBD. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and broker-dealers’ affiliates and their respective directors, officers, employees and agents or Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

An affiliate of any Underwriter which is duly qualified and authorized to sell the Shares in Canada pursuant to the Canadian Prospectus and offers and sells the Shares in the Canadian Qualifying Jurisdictions or any affiliate of any Underwriter that signs the Canadian Prospectus shall be deemed a third party beneficiary of the representations and warranties, the covenants and the indemnification and contribution obligations of the Company contained herein and the officers’ certificates, legal opinions and other documents required to be delivered to the Underwriters pursuant hereto, and each such affiliate shall have the right to enforce such provisions of this Agreement to the same extent as if it were an Underwriter.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business and the Autorité des marchés financiers is open for business in Montréal, Québec.

16.           The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

Each of the parties hereto irrevocably (i) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (ii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court.  The Company has appointed United Corporate Services, Inc., 10 Bank Street, White Plains, New York, 10606, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable.  The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

19.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.           In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Enerkem Inc.

By:

Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Credit Suisse Securities (USA) LLC

By:
(Credit Suisse Securities (USA) LLC)

BMO Capital Markets Corp.

By:
(BMO Capital Markets Corp.)

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to
	Total Number of	be Purchased
	Firm Shares	if Maximum
Underwriter	to be Purchased	Option Exercised
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
BMO Capital Markets Corp.
Robert W. Baird & Co. Incorporated
Canaccord Genuity Corp.
CIBC World Markets Corp

Total

SCHEDULE II

(a)           Issuer Free Writing Prospectuses:

1

SCHEDULE III

Signatories to lockup letters contemplated by Section 8(n)

2